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                                                                   EXHIBIT 11.1

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                    COMPUTATION OF NET LOSS PER COMMON SHARE


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
                                                                             Year Ended December 31,
                                                                             -----------------------
                                                                              1999             1998
                                                                             ------           ------
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported ....                $(34,906,568)   $(15,708,395)
     Weighted average number of common shares outstanding:
          Common Stock ...................................                   6,414,178         136,367
                                                                          ------------    ------------

          Basic net loss per common share ................                $      (5.44)   $    (115.19)
                                                                          ============    ============

DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported ....                $(34,906,568)   $(15,708,395)
     Weighted average number of common shares outstanding:
          Common Stock ...................................                   6,414,178         136,367
          Effect of common stock equivalents .............                          --              --
                                                                          ------------    ------------
               Total .....................................                   6,414,178         136,367
                                                                          ------------    ------------
          Diluted net loss per common share ..............                $      (5.44)   $    (115.19)
                                                                          ============    ============
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